UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 2, 2005


                    Federal Agricultural Mortgage Corporation
               -------------------------------------------------
             (Exact name of registrant as specified in its charter)


     Federally chartered
       instrumentality of
       the United States                 0-17440              52-1578738
(State or other jurisdiction of       (Commission         (I.R.S. Employer
 incorporation or organization)       File Number)       Identification No.)



  1133 Twenty-First Street, N.W., Suite 600, Washington, D.C.        20036
  -----------------------------------------------------------    ------------
         (Address of principal executive offices)                 (Zip Code)


       Registrant's telephone number, including area code: (202) 872-7700


                                    No change
                              --------------------
          (Former name or former address, if changed since last report)

Item 2.03.  Creation of a Direct Financial Obligation.

     (a) On August 2, 2005, the Registrant became obligated on a direct financial obligation by issuing $500,000,000 of 4.25% Fixed Rate Global Notes Due July 29, 2008 (the "Notes"). The Notes are unsecured unsubordinated general obligations of the Registrant and have the terms and conditions set forth in the Master Terms Agreement and Supplemental Agreement attached as Exhibits 4.3 and 4.4, respectively, to the Form 8-A filed with the SEC on August 4, 2005. Payments of interest on the Notes at a per annum rate of 4.25% will be made semi-annually on each January 29 and July 29, beginning January 29, 2006 until maturity on July 29, 2008. Payment of the full principal amount of the Notes will be paid at maturity on July 29, 2008. The Notes are not redeemable or callable before maturity on July 29, 2008 and are not convertible to any other security of the Registrant. The Registrant's application to list the Notes on the New York Stock Exchange has been approved, and the Notes are scheduled to begin trading on that exchange on August 9, 2005. The Registrant also intends to apply to list the Notes on the Professional Securities Market of the London Stock Exchange. The Notes, issued under the Registrant's Universal Debt Facility, are securities exempt from registration pursuant to section 3(a)(2) of the Securities Act of 1933, as amended.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    FEDERAL AGRICULTURAL MORTGAGE CORPORATION



                                    By:   /s/ Jerome G. Oslick
                                       ---------------------------------
                                        Name:   Jerome G. Oslick
                                        Title:  Vice President - General Counsel




Dated:      August 8, 2005